Exhibit 10.1

CONSULTING AGREEMENT

This Agreement is made this 20th day of August, 2004 by and between Anna Herbst, with a mailing address at 87-10 Clover Place, Holliswood, New York 11423  ("Consultant") and China Northeast Petroleum Holdings, Inc. a Nevada corporation (the “Company”).

W I T N E S S E T H:

In consideration of the mutual promises and other consideration described herein, the parties hereto agree that the Consultant will provide to the Company, consulting services in connection with the Company's business.  The Consultant is willing to undertake to provide such services as hereinafter fully set forth:

1.

Engagement

The Company hereby engages the Consultant to render services as a Consultant upon the terms and for the period provided herein.

2.

Services to be provided by Consultant

Consultant shall provide services to the company from time to time with respect to the operation of the Company's business, including but not limited to gathering information for Company press releases, compiling financial information for Company audits, communications and co-ordinations with broker-dealers, mergers and acquisitions, preparing corporate filings, structure of deals and such other matters as the Company and Consultant shall mutually agree upon. Consultant's services shall be rendered at such times as the Company and Consultant shall mutually agree. The Company acknowledges that Consultant has other business and employment arrangements and Consultant shall be required to devote only such time to consulting services for the Company as shall be reasonably required to perform such services.

3.

Compensation for Services

In consideration for the consulting services rendered and to be rendered by Consultant to the Company, the Company hereby agrees to issue to the Consultant 100,000 shares of the Company's common stock which will be registered by the Company pursuant to the Securities Act of 1933 on Form S-8 (the "S-8 Shares"), as promptly as practicable after execution of this Agreement, and as such, will bear no restrictive legend or other restrictions on transfer or resale.

4.

Expenses

Subject to the Company's prior written approval in each instance, the Company shall reimburse the Consultant for its normal and reasonable expenses incurred in the performance of the Consultant's duties hereunder. In addition, the Company shall pay all fees required to third parties or other entities required in the performance of Consultant's services hereunder.

5.

Independent Contractor

Consultant shall be rendering services under this Agreement as an Independent Contractor.  Nothing stated or implied shall give Consultant authority to represent itself or themselves to be an employee or employees of the Company. Consultant, however, shall have the authority to enter into contracts on behalf of the Company, with broker-dealers and investor or public relations firms.

6.

Term

This Agreement shall commence on August 20, 2004, and continue for a period of two (2) years terminating on August 19, 2006.

7.

Miscellaneous

Entire Agreement.

This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter herein, and supersedes and replaces any prior agreements and understandings, whether oral or written, between the parties with respect to such matter.

No Implied Waivers. The failures of either party at any time to require performance by the other party at any time to require performance by the other party of any provision herein shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision,

Personal Services.   It is understood that the services to be performed by the Consultant hereunder are personal in nature and the obligations to perform such services and the condition and covenants of this Agreement cannot be assigned by the Consultant. Subject to the foregoing, and except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the successors and assigns of the Company.

Severability. If for any reason any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby, provided that no such severability shall be effective if it cases a material detriment to any party.

Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing, and shall be deemed to have been duly given upon delivery, if delivered personally or if given by prepaid telegram, or mailed first-class postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given seventy-two (72) hours after such delivery, if addressed to the other party at the address set forth in the first paragraph of this Agreement. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

8.

Governing law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard for the principles of conflict of law, and any actions or proceedings brought hereunder shall be in the United States District Court for the Southern District of Nevada the Supreme Court of the State of Nevada, County of Nevada, and each party hereto consents to such jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

/s/ Anna Herbst, Consultant

China Northeast Petroleum Holdings, Inc.

/s/ Loo Pak Hong (James), CEO and Director

3